FOR RELEASE ON OR AFTER: February 10, 2014

CONTACT:    John Perino, VP Investor Relations
608-361-7501
john.perino@regalbeloit.com

Regal Beloit Corporation Announces Fourth Quarter and Fiscal 2013 Financial Results

•	Sales and Adjusted Income from Operations* Grew in the Fourth Quarter

•	Adjusted Diluted Earnings Per Share* Increased over Prior Year and In Line with Guidance

•	Strong Free Cash Flow* in Fourth Quarter and Fiscal 2013

•	Fourth Quarter Results Include $81 million of Goodwill Intangible Asset Impairment

Reconciliations of GAAP to Non-GAAP Financial Measures are in the Attached Financial Tables

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported financial results for the fourth quarter and fiscal 2013. Net sales for the fourth quarter 2013 were $727.3 million compared to $715.6 million for the fourth quarter 2012. Net income (loss) for the fourth quarter 2013 was $(33.2) million compared to $29.9 million for the fourth quarter 2012. Included in the fourth quarter 2013 results were goodwill and intangible asset impairments and other related items of $81.0 million, or $74.7 million after tax. Diluted earnings (loss) per share for the fourth quarter 2013 were $(0.74), including the impact of $1.65 per share of the goodwill and intangible asset impairments and other related items and the higher share count, compared to $0.70 for the fourth quarter of 2012. Adjusted diluted earnings per share of the fourth quarter 2013 were $0.97 compared to $0.76 for the fourth quarter of 2012.

Net sales for fiscal 2013 were $3,095.7 million compared to $3,166.9 million in 2012. Diluted earnings per share for fiscal 2013 were $2.64 compared to $4.64 in 2012. Adjusted diluted earnings per share for fiscal 2013 were $4.36 compared to $4.73 in 2012.

“Regal ended the year with strong performance in the fourth quarter. We had modest revenue growth and double digit growth in adjusted earnings,” stated Mark Gliebe, Chairman and CEO. “We experienced revenue growth in our North American residential HVAC, power generation, oil and gas and China based businesses, which offset weaker revenue in our North American commercial & industrial motors and our India and Australia based businesses. Our operating teams delivered to our expectations and on an adjusted basis we exceeded our overall earnings guidance as a result of a $0.12 per share unanticipated tax benefit.”

ADJUSTED DILUTED EARNINGS PER SHARE*	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
2013 GAAP Diluted Earnings (Loss) Per Share	$1.09	$1.13	$1.16	$(0.74)	$2.64
Asset Impairments and Other, Net of Taxes	—	—	—	1.65	1.65
Purchase Accounting and Transaction Costs	—	—	—	0.02	0.02
Restructuring Costs	0.01	0.02	0.02	0.04	0.09
Tax Benefit Recorded Attributable to Prior Year	(0.02)	(0.02)	—	—	(0.04)
2013 Adjusted Diluted Earnings Per Share	$1.08	$1.13	$1.18	$0.97	$4.36
2012 Adjusted Diluted Earnings Per Share	$1.15	$1.50	$1.32	$0.76	$4.73

*This earnings release includes non-GAAP financial measures. Schedules that describe why we believe these non-GAAP measures are useful and reconcile these non-GAAP financial measures to the most comparable GAAP figures are included with this earnings release.

NET SALES	(Dollars In Millions)
	Three Months Ended			Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	% Change	Dec 28, 2013	Dec 29, 2012	% Change
Net Sales	$727.3	$715.6	1.6%	$3,095.7	$3,166.9	(2.2)%

Net Sales by Segment:
Electrical segment	664.9	646.9	2.8%	2,836.7	2,870.2	(1.2)%
Mechanical segment	62.4	68.7	(9.2)%	259.0	296.7	(12.7)%

Electrical segment net sales in the fourth quarter 2013 included $9.3 million from businesses acquired within the last year (acquired businesses). North American residential HVAC net sales increased 4.8% for the fourth quarter 2013 compared to the fourth quarter 2012. North American commercial and industrial motor net sales decreased 3.5%, of which 1.2% was related to the expiration of our supply agreement with the purchaser of our divested pool and spa business. For the fiscal year, Electrical segment net sales included $27.3 million from the acquired businesses.

Mechanical segment net sales in North America decreased 6.7% for the fourth quarter 2013 primarily related to lower sales to the natural gas fracturing end market. In fiscal 2013, Mechanical segment net sales included an incremental $3.4 million over fiscal 2012 from the business acquired in February 2012.

Fourth quarter 2013 net sales to regions outside the United States increased 1.0% compared to fourth quarter 2012 and represented 36.3% of total net sales. Fiscal 2013 net sales to regions outside the United States represented 34.1% of total net sales. Foreign currency exchange rates negatively impacted total net sales by 0.9% and international sales by 2.5% for the fourth quarter 2013 compared to the fourth quarter 2012. For fiscal 2013, foreign currency exchange rates negatively impacted total net sales by 0.9% and international sales by 2.7% compared to fiscal 2012.

In the fourth quarter 2013, sales of high efficiency products represented 22.1% of net sales. Fiscal 2013 sales of high efficiency products represented 20.6% of net sales.

GROSS PROFIT	(Dollars in Millions)
	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
Gross Profit	$178.0	$160.7	$783.2	$771.0
As a percentage of net sales	24.5%	22.5%	25.3%	24.3%

Gross Profit
Electrical segment	$161.5	$142.4	$714.4	$691.7
As a percentage of net sales	24.3%	22.0%	25.2%	24.1%
Mechanical segment	$16.5	$18.3	$68.8	$79.3
As a percentage of net sales	26.4%	26.6%	26.6%	26.7%

Electrical segment gross profit for the fourth quarter 2013 included $2.7 million of restructuring expenses, $0.8 million of purchase accounting adjustments as well as LIFO expense of $2.8 million. Fourth quarter 2012 Electrical segment gross profit included $3.6 million of restructuring expense and a minimal LIFO impact. Fiscal 2013 Electrical segment gross profit included $5.4 million of restructuring expenses, a $3.6 million charge due to the Venezuelan currency devaluation, $0.8 million of purchase accounting adjustments, and a $2.3 million LIFO benefit. Fiscal 2012 Electrical segment gross profit included $6.9 million of restructuring charges.

Mechanical segment gross profit for the fourth quarter 2013 included $0.3 million LIFO expense. Fiscal 2013 Mechanical segment gross profit included $0.5 million LIFO expense. Fiscal 2012 Mechanical segment gross profit included $0.7 million purchase accounting adjustments related to the acquired business.

OPERATING EXPENSES	(Dollars in Millions)
	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
Operating Expenses	$124.8	$113.6	$494.2	$458.2
As a percentage of net sales	17.2%	15.9%	16.0%	14.5%

Operating Expenses by Segment
Electrical segment	$115.1	$102.8	$456.9	$418.0
As a percentage of net sales	17.3%	15.9%	16.1%	14.6%
Mechanical segment	$9.7	$10.8	$37.3	$40.2
As a percentage of net sales	15.5%	15.7%	14.4%	13.5%

For the fourth quarter 2013, Electrical segment operating expenses included $0.9 million incremental expenses from the acquired businesses and $0.8 million of transaction related costs. Electrical segment operating expenses for the fourth quarter 2012 included $0.3 million of restructuring expense. Fiscal 2013 Electrical segment operating expenses included $1.8 million incremental expenses from the acquired businesses, $3.9 million of transaction related costs, and $0.8 million of restructuring costs. Fiscal 2012 Electrical segment operating expenses included $2.7 million of restructuring expense.

Fiscal 2013 Mechanical segment operating expenses included $0.3 million incremental operating expenses from the acquired business. Fiscal 2012 Mechanical segment operating expenses included a $1.3 million gain from the sale of surplus real estate.

INCOME (LOSS) FROM OPERATIONS	(Dollars in Millions)
	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
Income (Loss) from Operations	$(27.8)	$47.1	$208.0	$312.8
As a percentage of net sales	(3.8)%	6.6%	6.7%	9.9%

Income (Loss) from Operations by Segment
Electrical segment	$(22.5)	$39.6	$188.6	$273.7
As a percentage of net sales	(3.4)%	6.1%	6.6%	9.5%
Mechanical segment	$(5.3)	$7.5	$19.4	$39.1
As a percentage of net sales	(8.5)%	10.9%	7.5%	13.2%

Fourth quarter 2013 and fiscal 2013 income (loss) from operations included an $81.0 million expense for goodwill and intangible asset impairments and other related items of which $68.9 million is attributable to the Electrical segment and $12.1 million is attributable to the Mechanical segment. The effective tax rate for the fourth quarter 2013 was a tax benefit of 10.1% compared to a 15.6% provision for the fourth quarter of 2012. The change in the fourth quarter effective tax rate was primarily driven by a $6.4 million tax benefit from asset impairments and other related items. The fourth quarter earnings also benefited from favorable tax adjustments related to the global distribution of earnings and changes in the Mexican tax code enacted in December 2013 totaling $5.3 million ($0.12 EPS), which were not included in the Company's 18% effective tax rate guidance for the fourth quarter. The fiscal 2013 effective tax rate was 26.1% compared to 25.8% for fiscal 2012.

For the fourth quarter 2013, net cash provided by operating activities was $64.7 million. For the fourth quarter 2013, free cash flow represented 118.8% of adjusted net income. Fiscal 2013 net cash provided by operating activities was $305.0 million and free cash flow represented 115.1% of adjusted net income.

“Our first quarter guidance includes our typical seasonality in residential HVAC, modest growth in our commercial and industrial motors businesses and continued growth in both our China and global power generation businesses. We expect our markets in India and Australia to remain challenged,” stated Mark Gliebe. "While we anticipate modest overall revenue growth in the first quarter, we project margin headwinds that we expect to moderate by the end of the second quarter. We expect first quarter diluted earnings per share to be $0.90 to $0.98. Adding back $0.09 of restructuring charges and purchase accounting, adjusted diluted earnings per share is expected to be $0.99 to $1.07.”

Regal management will hold a conference call to discuss the earnings release at 9:00 AM CST (10:00 AM EST) on Tuesday, February 11, 2014. Individuals who would like to participate by phone should dial 888-317-6003 and enter pin number 6649148 when prompted. International callers should dial 412-317-6061 and enter pin number 6649148 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page: http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations.

To listen to the live audio and view the presentation via the internet, please go to: http://www.videonewswire.com/event.asp?id=97525.

A telephone replay of the call will be available through May 12, 2014, at 877-344-7529, conference ID 10038737. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until May 12, 2014, and can be accessed at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast or at
http://www.videonewswire.com/event.asp?id=97525.

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; affect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K/A filed on March 26, 2013 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
Net Sales	$727.3	$715.6	$3,095.7	$3,166.9
Cost of Sales	549.3	554.9	2,312.5	2,395.9
Gross Profit	178.0	160.7	783.2	771.0
Operating Expenses	124.8	113.6	494.2	458.2
Asset Impairments and Other, Net	81.0	—	81.0	—
Income (Loss) From Operations	(27.8)	47.1	208.0	312.8
Interest Expense	10.5	10.9	42.4	44.5
Interest Income	1.8	0.4	4.9	1.6
Income (Loss) Before Taxes	(36.5)	36.6	170.5	269.9
Provision for (Benefit from) Income Taxes	(3.7)	5.7	44.5	69.6
Net Income (Loss)	(32.8)	30.9	126.0	200.3
Less: Net Income Attributable to Noncontrolling Interests	0.4	1.0	6.0	4.7
Net Income (Loss) Attributable to Regal Beloit Corporation	$(33.2)	$29.9	$120.0	$195.6
Earnings (Loss) Per Share Attributable to Regal Beloit Corporation:
Basic	$(0.74)	$0.71	$2.66	$4.68
Assuming Dilution	$(0.74)	$0.70	$2.64	$4.64
Cash Dividends Declared	$0.20	$0.19	$0.79	$0.75
Weighted Average Number of Shares Outstanding:
Basic	45.1	42.2	45.0	41.8
Assuming Dilution	45.1	42.5	45.4	42.1

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Electrical Segment		Mechanical Segment
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
Net Sales	$664.9	$646.9	$62.4	$68.7
Income (Loss) from Operations	(22.5)	39.6	(5.3)	7.5

	Twelve Months Ended
	Electrical Segment		Mechanical Segment
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
Net Sales	$2,836.7	$2,870.2	$259.0	$296.7
Income (Loss) from Operations	188.6	273.7	19.4	39.1

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Dec 28, 2013	Dec 29, 2012
ASSETS
Current Assets:
Cash and Cash Equivalents	$466.0	$375.3
Trade Receivables, less Allowances of $11.5 million in 2013 and $10.2 million in 2012	463.8	446.0
Inventories	618.7	557.0
Prepaid Expenses and Other Current Assets	130.6	112.9
Deferred Income Tax Benefits	46.8	48.7
Total Current Assets	1,725.9	1,539.9

Net Property, Plant, Equipment and Noncurrent Assets	1,917.6	2,029.2
Total Assets	$3,643.5	$3,569.1

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$304.6	$251.8
Other Accrued Expenses	237.9	218.3
Current Maturities of Debt	158.4	63.8
Total Current Liabilities	700.9	533.9

Long-Term Debt	609.0	754.7
Other Noncurrent Liabilities	231.2	284.0
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,056.2	1,953.4
Noncontrolling Interests	46.2	43.1
Total Equity	2,102.4	1,996.5
Total Liabilities and Equity	$3,643.5	$3,569.1

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(32.8)	$30.9	$126.0	$200.3
Adjustments to reconcile net income (loss) and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Asset Impairment and Other, Net	81.0	—	81.0	—
Depreciation and amortization	33.4	31.0	128.5	126.0
Excess tax benefits from share-based compensation	(0.1)	(0.5)	(0.8)	(2.2)
Loss (gain) on disposition of property, net	1.9	(0.7)	2.0	(2.4)
Share-based compensation expense	3.1	2.3	11.4	9.0
Change in operating assets and liabilities	(20.0)	12.5	(43.1)	21.0
Net cash provided by operating activities	66.5	75.5	305.0	351.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(17.3)	(24.9)	(82.7)	(91.0)
Purchases of investment securities	(7.6)	(8.3)	(32.2)	(13.0)
Sales of investment securities	8.6	3.2	32.9	4.7
Business acquisitions, net of cash acquired	(32.0)	(7.4)	(38.4)	(110.4)
Additions of equipment on operating leases	(4.7)	—	(8.3)	—
Grants received for capital expenditures	—	1.6	1.6	8.7
Proceeds from sale of assets	—	0.7	1.7	3.4
Net cash used in investing activities	(53.0)	(35.1)	(125.4)	(197.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of Common Stock	—	202.9	—	202.9
Borrowings under revolving credit facility	—	11.5	20.0	292.5
Repayments under revolving credit facility	—	(38.5)	(20.0)	(301.5)
Net proceeds (repayments) of short-term borrowings	(1.5)	(3.2)	(0.5)	0.3
Repayments of long-term debt	(0.1)	(15.1)	(55.9)	(90.3)
Dividends paid to shareholders	(9.0)	(7.9)	(35.1)	(30.8)
Proceeds from the exercise of stock options	(0.8)	0.7	1.5	4.2
Excess tax benefits from share-based compensation	0.1	0.5	0.8	2.2
Distribution to non-controlling interest	—	(2.4)	—	(2.4)
Purchase of subsidiary shares from noncontrolling interest	—	—	(1.7)	—
Net cash (used in) provided by financing activities	(11.3)	148.5	(90.9)	77.1
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1.1	0.6	2.0	1.5

Net increase in cash and cash equivalents	3.3	189.5	90.7	232.7
Cash and cash equivalents at beginning of period	462.7	185.8	375.3	142.6
Cash and cash equivalents at end of period	$466.0	$375.3	$466.0	$375.3

NON-GAAP MEASURES

Unaudited
(Dollars in Millions)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (GAAP).  We also disclose adjusted diluted earnings per share (EPS), adjusted gross profit, adjusted gross profit as a percentage of net sales, adjusted income from operations, and free cash flow and free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, (collectively, “non-GAAP financial measures”). We use these measures in our internal performance reporting and for reports to the Board of Directors.  We also periodically disclose certain of these measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events. We believe that these non-GAAP financial measures are useful measures for providing investors with additional insight into our operating performance. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.  Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment adjusted for grants received for capital expenditures.

	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
GAAP Gross Profit	$178.0	$160.7	$783.2	$771.0
Purchase Accounting Costs	0.8	—	0.8	0.7
Restructuring Costs	2.7	3.6	5.4	6.9
Adjusted Gross Profit	$181.5	$164.3	$789.4	$778.6

Adjusted Gross Profit as a Percentage of Net Sales	25.0%	23.0%	25.5%	24.6%

	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
GAAP Income (Loss) from Operations	$(27.8)	$47.1	$208.0	$312.8
Asset Impairments and Other, Net	81.0	—	81.0	—
Purchase Accounting and Transaction Costs	1.6	—	1.6	0.7
Restructuring Costs	2.7	3.9	6.2	9.6
Gain on Disposal of Real Estate	—	—	—	(1.3)
Adjusted Income from Operations	$57.5	$51.0	$296.8	$321.8

	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
GAAP Net Income (Loss) Attributable to Regal Beloit Corporation	$(33.2)	$29.9	$120.0	195.6
Asset Impairments and Other, Net	81.0	—	81.0	—
Tax Effect from Asset Impairments and Other, Net	(6.4)	—	(6.4)	—
Adjusted Net Income Attributable to Regal Beloit Corporation Adjusted to Exclude the Non-Cash, Net of Tax, Asset Impairments and Other, Net	$41.4	$29.9	$194.6	$195.6

	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
GAAP Net Cash Provided by Operating Activities	66.5	$75.5	305.0	$351.7
Additions to Property Plant and Equipment	(17.3)	(24.9)	(82.7)	(91.0)
Grants Received for Capital Expenditures	—	1.6	1.6	8.7
Free Cash Flow	$49.2	$52.2	$223.9	$269.4
Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Beloit Corporation Adjusted to Exclude the Non-Cash, Net of Tax, Asset Impairments and Other, Net	118.8%	174.6%	115.1%	137.7%